Exhibit 99.1

urban-gro, Inc. Completes Acquisition of MJ12 Design Studio and Forecasts the Addition of $7-$9M of High Margin Services Revenue

Management expects MJ12 Design Studio and its parent company to generate $7-$9 million of revenue and $1.5-$2.0 million of Adjusted EBITDA over the next 12-month period;

Management expects that the synergies of adding architectural planning and design services to its existing solutions offering will add incremental engineering services and cultivation equipment revenues of more than $10 million over the next 12-month period;

Acquisition drives high margin services revenue and adds approximately 70 open projects, allowing the Company to now offer on-site project management and complete design packages for retail, extraction facilities, and processing facilities.

LAFAYETTE, Colo., (August 2, 2021) – urban-gro, Inc. (Nasdaq: UGRO) (“urban-gro” or the “Company”), a fully-integrated architectural, engineering and cultivation systems integration company for commercial cannabis and food-focused Controlled Environment Agriculture (“CEA”) facilities, today announced that it has completed the acquisition of MJ12 Design Studio and associated companies, 2WR of Georgia and 2WR of Colorado (2WR+ Partners). The acquisition extends urban-gro’s services into early-stage conceptual design and planning, and it creates the industry’s first fully integrated architecture, engineering, and cultivation systems company serving the cannabis and food-focused CEA sectors.

urban-gro funded the $9.1 million transaction with a combination of cash and UGRO common stock (issued out of corporate treasury stock from prior buyback program), including contingent consideration of up to $2.0 million based on achievement of certain performance metrics. The company expects the transaction to be accretive to earnings within the first year and drive significant waterfall revenue opportunities for urban-gro’s existing suite of products and services. In a pandemic-impacted 2020, 2WR+ Partners improved upon 2019 numbers and reported revenue of $6.2 million, net income of $0.9 million, Adjusted EBITDA of $1.0 million, a gross margin of 43% and an operating margin of 16%.

“In addition to increasing the value to our shareholders through an increased earnings per share in the first year following consolidation, we believe that this acquisition creates more than $10 million in incremental waterfall revenues for our existing offerings of engineering and design services as well as cultivation equipment sales,” said Bradley Nattrass, Chairman and CEO. “With the inclusion of architectural design to complement our existing services, we can now offer fully integrated design solutions for processing, extraction, and retail facilities as well. With this acquisition and continuing to work closely with our existing strategic manufacturing partners, we are much closer towards delivering complete, end-to-end turn-key indoor CEA facilities for our clients.”

“We have a long history of working with MJ12 Design Studio on a variety of major CEA projects. The past successes of urban-gro and MJ12 Design Studio provide an excellent framework for how our teams will come together as one entity moving forward, providing significant value to our customers. We’ve already launched this integration, recently bringing the company’s now combined 80 employees together to kick-off this exciting new stage of urban-gro’s evolution,” added Mr. Nattrass.

MJ12 Design Studio Principal, Sam Andras, AIA, will join urban-gro’s senior leadership team in the role of Executive Vice President of Professional Services. Andras will lead urban-gro’s full building and cultivation systems design services. Collectively, the Company’s portfolio of experience totals over 450 CEA facilities.

“On behalf of our 23 employees, we are excited to become part of the urban-gro team,” Andras said. “Through the synergies of our two firms, we can leverage the collective experience and expertise of our professionals to deliver high performance facilities that will allow for cultivating the highest quality production of plant-based medicines and food crops at the local level across the globe. We bring with us a deeply experienced team with over 110 CEA facility designs comprising over 9-million square feet in 21-states and four countries. I view the ability to provide fully integrated design solutions under one roof as a natural step in the progression of offerings within the CEA industry and something the industry has needed.”

“While urban-gro will acquire MJ12 Design Studio for coordinated architecture design services in the CEA market, urban-gro will continue to work with other architectural partners at our clients’ request,” said Dick Akright, Chief Financial Officer. “Similarly, 2WR+ Partners will continue to work with and develop new relationships with other engineering and design partners, as well as provide services in non-cultivation markets including education, healthcare, commercial, civic, multi-family, and hospitality. The addition of these high margin services to our revenue mix as well as the significant waterfall opportunities from this acquisition will continue to strengthen urban-gro’s financial position for the future.”

About urban-gro, Inc.

urban-gro, Inc.® (Nasdaq: UGRO) is a fully integrated architectural, engineering and cultivation systems integration company for commercial cannabis and food-focused Controlled Environment Agriculture (“CEA”) facilities. With experience in hundreds of CEA facilities spanning millions of square feet across the globe, we engineer, design, and integrate complex environmental equipment systems into high-performance facilities.

Once operational, urban-gro’s gro-care® Managed Services Platform leverages the company’s expertise to reduce downtime, provide continuity, and drive facility optimization. Operating as a crop-agnostic solutions provider in both food and cannabis CEA sectors, our crop-focused end-to-end approach provides a single point of accountability across all aspects of growing operations.

Visit urban-gro.com to discover how we help you gro plants and gro profits.

About MJ12 Design Studios

MJ12 offers full design services addressing cultivation, processing, manufacturing, operations, and retail dispensaries for the cannabis industry. We are cannabis architect experts in a variety of applications supporting cannabis facility design, including new warehouse facility design for full indoor cultivation, processing and operations, combination of warehouse and commercial greenhouse, interior build-out and/or renovation of existing warehouse facilities serving all aspects of cultivation and support functions, and head-house designs supporting indoor and outdoor cultivation. The portfolio includes the design of over 110 CEA facilities and over 50 dispensaries, comprising over 9-million square feet in 21-states and 4-countries. For more information, please visit MJ12DesignStudio.com.

About 2WR + Partners

2WR+Partners promotes architectural excellence in every aspect of design. We have developed a rigorous methodology that embraces authenticity through site, materiality, technology, client goals, and budget. Through this collaborative process, we develop a unique perspective through which we develop architecture which is relevant and sustainable. The firm has won numerous local, state, and national design awards in commercial, K12, higher education, and government sectors.

With offices located in Columbus, Georgia; Denver, Colorado; and Boston, Massachusetts, the firm serves clients across the country. 2WR’s portfolio includes projects ranging in construction budgets from $100,000 to $200,000,000. No matter the budget, our clients are always provided with the highest level of professional services with the focus of exceeding all expectations. For more information, please visit 2wrarch.com.

Safe Harbor Statement

This press release contains forward looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. When used in this release, terms such as “believes,” “estimates,” “should,” “could,” “would,” “plans,” “expects,” “intends,” “anticipates,” “may,” “forecasts,” “projects” and similar expressions and variations as they relate to the Company or its management are intended to identify forward-looking statements. Such forward-looking statements are based on current expectations, forecasts, and assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially from those anticipated or expected, including statements related to the demand for our services and products, our ability to manage the adverse effect brought on by the COVID-19 pandemic, our ability to execute on our strategic plans, our ability to achieve positive cash flows or profitability, our ability to achieve and maintain cost savings, the sufficiency of our liquidity and capital resources, and our ability to achieve our key initiatives for 2021. A more detailed description of these and certain other factors that could affect actual results is included in the Company’s filings with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to update any forward-looking statements to reflect events or circumstances after the date hereof, except as may be required by law.

Investor Contact:

Dan Droller

EVP Corporate Development

urban-gro, Inc.

investors@urban-gro.com

Media Contact:

Stan Wagner

Managing Director

Maverick Public Relations

303.618.5080

stan@themaverickpr.com

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